Exhibit 24
                                                  Page 1 of 2


               BALTIMORE GAS AND ELECTRIC COMPANY

                        POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Baltimore Gas and Electric Company ("BGE") hereby constitute and appoint C. H. Poindexter, E. A. Crooke and C. W. Shivery and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding 114,965 shares of Common Stock (without par value)of BGE, to be sold by the Selling Shareholder named in the registration statement covering the shares all as authorized by Resolutions adopted by the Board of Directors of Baltimore Gas and Electric Company at a meeting held February 21, 1997 including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statements to be filed with the Securities and Exchange Commission in respect to said Common Stock, to any and all amendments to any registration statement in respect to said Common Stock and to any instruments or documents filed as part of or in connection with said registration statements or amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 21st day of February, 1997.

                                          Signature



Principal Executive Officer            /s/ C. H. Poindexter
  and Director
                                           C. H. Poindexter
                                   Chairman of the Board, Chief
                                   Executive Officer and Director



Principal Financial and                    /s/ C. W. Shivery
   Accounting Officer
                                            C. W. Shivery
                                           Vice President

                                             Exhibit 24
                                             Page 2 of 2
                                             Power of Attorney
                                             in connection with
                                             the registering of
                                             not exceeding
                                             114,965 shares of
                                             Common Stock for
                                             sale by the Selling
                                             Shareholder.






                            Directors


/s/ Nancy Lamptom                       /S/ Beverly B. Byron


/s/ James R. Curtiss                    /s/ E. A. Crooke


/s/ Michael D. Sullivan


/s/ George L. Russell, Jr.


/s/ Jerome W. Geckle


/s/ J. Owen Cole


/s/ Freeman A. Hrabowski


/s/ H. Furlong Baldwin


/s/ Dan A. Colussy


/s/ George V. McGowen










Dated:  February 21, 1997